UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NEW SOURCE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	45-2735455
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

914 North Broadway, Suite 230 Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-176548

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are shares of $0.001 par value common stock of New Source Energy Corporation (the “Registrant”). A description of the Shares is contained under the heading “Description of Capital Stock” in the prospectus contained in the Registrant’s registration statement on Form S-1, as amended (File No. 333-176548) which registration statement was originally filed with the Securities and Exchange Commission (the “Commission”) on August 30, 2011, which is hereby incorporated by reference. In addition, a description of the Shares will be included in a prospectus to be subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the registration statement, and such prospectus is incorporated herein by reference.

All requisite approvals and authorizations have been received from, and required applications relating to this transaction have been filed with, the New York Stock Exchange.

Item 2.	Exhibits.

Under the instruction as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered with the New York Stock Exchange and the Shares registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEW SOURCE ENERGY CORPORATION

Date: May 3, 2012	By:	/s/ Kristian B. Kos
Kristian B. Kos, Chief Executive Officer